UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 14, 2010 (May 26, 2010)

Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES, INC.

(Exact Name of Company as Specified in its Charter)

NEW YORK	001-16123	11-3504638
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1440 Broadway, 17th floor, New York, NY 10018

(Address of principal executive offices and zip code)

(212) 356-9500

(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2010 Annual Meeting of Stockholders held on May 26, 2010, the stockholders of Newtek Business Services, Inc. (the “Company”) approved the 2010 Stock Incentive Plan (the “Plan”). The Plan will remain in effect until terminated by the Board of Directors of the Company (the “Board”), but options may not be granted under the Plan more than ten (10) years after the effective date. The Plan shall be administered by the Compensation, Corporate Governance and Nominating Committee appointed by the Board (the “Committee”). The Committee shall, among other powers and duties, have the discretionary authority to grant the following (collectively, “Awards”):

•

share options to employees, directors and consultants of the Company or any affiliate of the Company (an “Affiliate”), provided that the Committee cannot grant any share options that do not qualify as “incentive stock options” under Section 422 of the Internal Revenue Code to non-employee directors or consultants;

•	share appreciation rights to employees of the Company or an Affiliate; and

•	restricted share awards to employees and directors of the Company or an Affiliate.

The Committee also has the power to select those employees, directors and consultants, from among those eligible, who will receive awards under the Plan. An aggregate of 1,650,000 shares of common shares of the Company (“Common Shares”) are deliverable pursuant to Awards under the Plan, which shares may be authorized but unissued shares or shares held in treasury. In addition, if any Award should expire, become unexercisable, or be forfeited for any reason, the Common Shares subject to the Award shall, unless the Plan has been terminated, be available for the grant of additional Awards under the Plan.

The foregoing description of the Plan is only a summary and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as exhibit 10.17 and is incorporated by reference herein.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 26, 2010. A total of 33,850,124 Common Shares were present or represented by proxy at the meeting. The Company’s shareholders voted on three proposals and cast their votes as follows:

Proposal 1: To elect four directors of the Company to serve on the Board of Directors until the Company’s Annual Meeting of Shareholders in 2011:

Director	Votes For	Votes Withheld	Broker Non-Votes
David C. Beck	15,020,350	147,590	18,682,184
Sam Kirschner	15,024,350	143,590	18,682,184
Salvatore F. Mulia	14,938,489	229,451	18,682,184
Barry Sloane	15,021,350	146,590	18,682,184

Proposal 2: To approve the adoption by the Board of Directors of the Company’s 2010 Stock Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,369,513	1,731,302	67,125	18,682,184

Proposal 3: To ratify the appointment of J.H. Cohn LLP as the Company’s independent registered accounting firm (independent auditors) for the year ended December 31, 2010:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,762,770	925,795	161,559	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.17	Newtek Business Services, Inc. 2010 Stock Incentive Plan

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding Newtek Business Services, Inc.’s (“Newtek” or the “Company”) beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission. Newtek undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: June 14, 2010	/s/ Barry Sloane
Barry Sloane
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.17	Newtek Business Services, Inc. 2010 Stock Incentive Plan.